FORM 10f-3

                       THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  BlackRock Municipal
2020 Term Trust (BKK), BlackRock Municipal 2018 Term
Trust (BPK), BlackRock Apex Municipal Fund, Inc.
(APX), BlackRock Municipal Bond Trust (BBK),
BlackRock Investment Quality Municipal Trust (BKN),
BlackRock High Yield Municipal Fund (BR-HYMUNI),
BlackRock AMT-Free Municipal Bond Portfolio (BR-
MUNI), BlackRock National Municipal Fund (BR-NATL),
BlackRock MuniYield New Jersey Fund, Inc. (MYJ),
BlackRock New Jersey Municipal Bond Trust (BLJ),
BlackRock New Jersey Municipal Income Trust (BNJ),
BlackRock New Jersey Municipal Bond Fund (BR-
NJMUNI), BlackRock MuniAssets Fund, Inc. (MUA), The
BlackRock NJ Investment Quality Municipal Trust
(RNJ)

2.	Issuer:  New Jersey Educational Facilities Authority
(University of Medicine and Dentistry of New Jersey)

3.	Date of Purchase:  April 2, 2009

4.	Underwriter from whom purchased:  Morgan Stanley & Co.
Incorporated

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: PNC Capital Markets LLC

a.	List Members of Underwriting Syndicate:
        Morgan Stanley & Co. Incorporated, Citi, Banc of
        America Securities LLC, PNC Capital Markets LLC,
        Powell Capital Markets, Inc., Ramirez & Co., Inc.,
        RBC Capital Markets, Roosevelt & Cross, Inc.


6.	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate
number of shares purchased (out of total number of
shares offered)):   (BKK) $2,500,000 out of
$258,075,000; (BPK) $2,500,000 out of $258,075,000;
(APX) $1,735,000 out of $258,075,000; (BBK) $1,430,000
out of $258,075,000; (BKN) $2,175,000 out of
$258,075,000; (BR-HYMUNI) $580,000 out of
$258,075,000; (BR-MUNI) $2,000,000 out of
$258,075,000; (BR-NATL) $9,070,000 out of
$258,075,000; (MYJ) $2,925,000 out of $258,075,000;
(BLJ) $450,000 out of $258,075,000; (BNJ) $1,450,000
out of $258,075,000; (BR-NJMUNI) $2,500,000 out of
$258,075,000; (MUA) $2,510,000 out of $258,075,000;
(RNJ) $175,000 out of $258,075,000

7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)):
$32,000,000 out of $258,075,000

8.	Purchase price (net of fees and expenses):  $98.221 in
2018, $98.430 in 2023, and $96.770 in 2032.

9.	Date offering commenced (if different from Date of
Purchase):  April 1, 2009

10.	Offering price at end of first day on which any sales
were made:

11.	Have the following conditions been satisfied:
	Yes	No

a.      The securities are part of an issue registered
        under the Securities Act of 1933, as amended,
        which is being offered to the public, or are
        Eligible Municipal Securities, or are securities
        sold in an Eligible Foreign Offering or are securities
        sold in an Eligible Rule 144A Offering or part of an
        issue of government securities.	Yes

b.      The securities were purchased prior to the
	end of the first day on which any sales
	were made, at a price that was not more
	than the price paid by each other
	purchaser of securities in that offering
	or in any concurrent offering of the
	securities (except, in the case of an
	Eligible Foreign Offering, for any rights
	to purchase required by laws to be granted
	to existing security holders of the
	Issuer) or, if a rights offering, the
        securities were purchased on or before the
        fourth day preceding the day on which the
	rights offering terminated.	  Yes

c.      The underwriting was a firm commitment
	underwriting.	Yes

d.      The commission, spread or profit was
	reasonable and fair in relation to that
	being received by others for underwriting similar securities during the same period.
	Yes

e.      In respect of any securities other than
	Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
	(including the operations of predecessors).
	Yes

f.       Has the affiliated underwriter confirmed
         that it will not receive any direct or indirect
         benefit as a result of BlackRock's participation
         in the offering?		Yes


Received By: Janine Bianchino
Date:   04/09/09